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                        AGREEMENT AND COVENANT NOT TO COMPETE


    AGREEMENT, dated as of June 11, 1996, between UM EQUITY CORP., a Delaware corporation ("UM Equity"), parent company of Cardio Data Services, Inc., a Delaware corporation ("CDS"), and a wholly owned subsidiary of UM Holdings, Ltd., a New Jersey corporation ("UM Holdings"), and RAYTEL CARDIAC SERVICES, INC., a Delaware corporation ("Raytel") and a wholly owned subsidiary of Raytel Medical Corporation, a Delaware corporation ("RMC") (collectively UM Equity, CDS, UM Holdings, Raytel and RMC are referred to as the "Parties").


                                 W I T N E S S E T H:

    WHEREAS, on the date hereof, pursuant to a certain Agreement for the Purchase and Sale of Assets, dated May 28, 1996, by and among the Parties (the "Purchase Agreement"), Raytel acquired substantially all the assets of CDS (the "Assets") used in connection with the conduct of its business of clinical transtelephonic pacemaker monitoring, cardiac event detection and Holter monitoring (the "Business"), and assumed certain specified liabilities of CDS relating thereto; and

    WHEREAS, it is a condition precedent to the effectuation of such acquisition that UM Equity executes and delivers this Agreement.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. UM Equity shall not, during the five year period following the date hereof, engage, directly or indirectly, as owner, partner, stockholder, joint venturer consultant, or in any other capacity whatsoever become financially interested, in any business providing clinical transtelephonic pacemaker monitoring, cardiac event detection, Holter monitoring, defibrillator monitoring or other clinical transtelephonic cardiac monitoring or cardiac testing services (the "Restricted Services") anywhere in the United States.

    2. The provisions of Paragraph 1 above shall not pertain to or restrict UM Equity from:

         (a) owning up to 5% of the capital stock of any corporation whose stock is publicly traded; or

         (b) continuing the present activities of Premier Research Worldwide, Ltd., or its successor, which, among other things, provides various Restricted Services to pharmaceutical companies, or Life Extension Institute, Inc. (also known as Executive Health Group), or its successor, which among other things provides various Restricted Services in connection with physical examinations and other related activities.

    3. UM Equity agrees that the time period provided for, and the geographical area encompassed by, the covenant contained in Paragraph 1 are necessary and reasonable in order to protect Raytel in the conduct of the business and the utilization of the Assets, including the goodwill relating to the Business acquired by virtue of the Purchase Agreement.

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    4.   If any court having jurisdiction at any time hereafter shall hold any provision or clause of this Agreement to be unreasonable as to its scope, territory or term, and if such court in its judgment or decree shall declare or determine a lesser scope, territory or term which such court deems to be reasonable, then such scope, territory or term, as the case may be, shall be deemed automatically to have been reduced or modified to conform to that declared or determined by such court to be reasonable.

    5. It is expressly agreed that monetary damages would be inadequate to compensate Raytel for any breach by UM Equity of the covenants set forth in this Agreement and, accordingly, that in the event of any breach or threatened breach by UM Equity of any such covenant, Raytel will be entitled to seek and obtain preliminary and permanent injunctive relief in any court of competent jurisdiction, in addition to any other remedies at law or in equity to which Raytel may be entitled.

    6. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, and without the aid of any canon, custom or rule of law requiring construction against draftsmen.

    7. This Agreement and the Purchase Agreement together contain the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, and understandings, inducements or conditions, express or implied, oral or written. This Agreement may not be changed or altered, except by an agreement, in writing, signed by the party against whom enforcement of any waiver, change or modification, extension or discharge is sought.

    8. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.


    IN WITNESS WHEREOF, Raytel Cardiac Services, Inc. and UM Equity have executed this Agreement the day and year first above written.



                             RAYTEL CARDIAC SERVICES, INC.,
                             a Delaware corporation


                        By: ______________________________


                             UM EQUITY CORP., a Delaware corporation


                        By: _______________________________
                             Arthur Hicks, Vice President & CFO